SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 20, 2010
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5887 Copley Drive
San Diego, California 92111
(Address of Principal Executive Offices)

(858) 882-6005
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The Annual Meeting of Stockholders of Leap Wireless International, Inc. (the “Company”) was held on May 20, 2010. At the meeting, the following two proposals were considered.
     The first proposal was to elect eight directors to hold office until the next Annual Meeting of Stockholders or until their successors have been elected and have qualified. Each candidate received the following number of votes and was elected:

	For	Withheld	Broker Non-Votes
John H. Chapple	57,538,251	471,619	6,156,551
John D. Harkey, Jr.	52,730,016	5,279,854	6,156,551
S. Douglas Hutcheson	54,930,019	3,079,851	6,156,551
Ronald J. Kramer	57,659,520	350,350	6,156,551
Robert V. LaPenta	57,537,953	471,917	6,156,551
Mark H. Rachesky, M.D.	52,548,145	5,461,725	6,156,551
William A. Roper, Jr.	57,541,434	468,436	6,156,551
Michael B. Targoff	34,324,205	23,685,665	6,156,551
     The second proposal was to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. This proposal received the following number of votes and was approved:

For	Against	Abstentions
63,731,081	428,188	7,152

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: May 25, 2010	By	/s/ Robert J. Irving, Jr.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel